Your Internet Defender, Inc. 8-K/A

Exhibit 99.1

Corindus, Inc. and Subsidiary

Consolidated Financial Statements

Contents

Reports of independent registered public accounting firm	1

Consolidated balance sheets as of December 31, 2012 and 2013 and as of March 31, 2014 (unaudited), actual and pro forma	2

Consolidated statements of operations and comprehensive loss for the years ended December 31, 2012 and 2013 and for the three months ended March 31, 2013 and 2014 (unaudited)	3

Consolidated statements of redeemable convertible preferred stock and stockholders’ equity (deficit) for the years ended December 31, 2012 and 2013 and the three months ended March 31, 2014 (unaudited), actual and pro forma	4

Consolidated statement of cash flows for the years ended December 31, 2012 and 2013 and the three months ended March 31, 2013 and 2014 (unaudited)	5

Notes to consolidated financial statements	6

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Corindus, Inc.

We have audited the accompanying consolidated balance sheets of Corindus, Inc. and subsidiary (the Company) as of December 31, 2012 and 2013, and the related consolidated statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years then. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Corindus, Inc. and subsidiary at December 31, 2012 and 2013, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has recurring losses from operations and operating cash requirements that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

Boston, Massachusetts

August 15, 2014

Corindus, Inc. and Subsidiary

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

				Pro forma
	December 31, 2012	December 31, 2013	March 31, 2014	March 31, 2014
			(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,536	$9,845	$5,715	$5,715
Accounts receivable — net of allowance for doubtful accounts of $4, $3, and $3 at December 31, 2012, 2013, and March 31, 2014, respectively	12	35	439	439
Due from related party	255	125	125	125
Inventories, net	739	2,464	2,061	2,061
Prepaid expenses and other current assets	628	494	455	455
Total current assets	27,170	12,963	8,795	8,795

Property and equipment, net	1,078	1,437	1,428	1,428
Deposits – long term	312	223	223	223
Notes receivable due from stockholders	145	145	145	145
Total assets	$28,705	$14,768	$10,591	$10,591

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$466	$315	$1,338	$1,338
Accrued expenses	781	1,261	1,505	1,505
Deferred revenue	65	—	71	71
Total current liabilities	1,312	1,576	2,914	2,914

Long-term liabilities:
Series D warrant liability	2,981	3,152	1,387	—
Total liabilities	4,293	4,728	4,301	2,914

Commitments and contingencies (Note 11)
Redeemable convertible preferred stock:
Redeemable convertible preferred stock, $0.01 par value; 3,046,600 shares authorized, 2,807,658 shares issued and outstanding at December 31, 2012 and 2013 and March 31, 2014 (unaudited) (liquidation preference of $83,356 at December 31, 2013 and March 31, 2014); no shares issued or outstanding, pro forma (unaudited)	69,799	70,382	70,538	—
Stockholders’ equity (deficit):
Common stock, $0.01 par value; 3,548,850 shares authorized; 122,664 shares issued and outstanding at December 31, 2012; 122,669 shares issued and outstanding at December 31, 2013 and March 31, 2014; 2,934,168 shares issued and outstanding, pro forma (unaudited)	1	1	1	29
Additional paid-in-capital	257	—	—	71,897
Accumulated deficit	(45,645)	(60,343)	(64,249)	(64,249)
Total stockholders’ equity (deficit)	(45,387)	(60,342)	(64,248)	7,677
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$28,705	$14,768	$10,591	$10,591

The accompanying notes are an integral part of the consolidated financial statements.

2

Corindus, Inc. and Subsidiary

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Year Ended December 31,		Three Months Ended March 31,
	2012	2013	2013	2014
			(unaudited)

Revenue	$202	$896	$430	$730
Cost of revenue	833	2,430	1,085	1,383
Gross loss	(631)	(1,534)	(655)	(653)

Operating expenses:
Research and development	4,171	4,793	773	2,046
General and administrative	2,433	2,545	582	870
Sales and marketing	2,070	5,676	1,013	1,940
Restructuring charges	—	—	—	93
Total operating expenses	8,674	13,014	2,368	4,949

Operating loss	(9,305)	(14,548)	(3,023)	(5,602)

Other income (expenses):
Warrant revaluation	(392)	(171)	(71)	1,765
Interest and other income	6	28	8	3
Total other expenses, net	(386)	(143)	(63)	1,768

Net loss and comprehensive loss	(9,691)	(14,691)	(3,086)	(3,834)
Accretion of preferred stock	(541)	(593)	(143)	(156)
Net loss attributable to common stockholders	$(10,232)	$(15,284)	$(3,229)	$(3,990)

Net loss per share attributable to common stockholders—basic and diluted	$(83.41)	$(124.60)	$(26.32)	$(32.53)
Weighted-average common shares used in computing net loss per share attributable to common stockholders—basic and diluted	122,664	122,668	122,664	122,669

Pro forma net loss per share attributable to common stockholders—basic and diluted (unaudited)		$(4.95)		$(1.91)
Pro forma weighted average common shares outstanding used in net loss applicable to common stockholders —basic and diluted (unaudited)		2,934,167		2,934,168

The accompanying notes are an integral part of the consolidated financial statements.

3

Corindus, Inc. and Subsidiary

Consolidated Statements of Redeemable Convertible Preferred and Stockholders’ Equity (Deficit)

(In thousands, except share and per share amounts)

	Redeemable Convertible Preferred Stock		Common Stock, $0.01 Par Value		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2011	1,749,695	$35,843	122,664	$1	$382	$(35,954)	$(35,571)
Issuance of Series D-2 Redeemable Convertible Preferred Stock at $31.10 per share, net of issuance costs of $46	160,778	4,954	—	—	—	—	—
Issuance of Series E Convertible Preferred Stock at $31.84 per share, net of issuance costs of $107	897,185	28,461	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	416	—	416
Accretion of Series D redeemable preferred stock to redemption value	—	541	—	—	(541)	—	(541)
Net loss	—	—	—	—	—	(9,691)	(9,691)
Balance at December 31, 2012	2,807,658	69,799	122,664	1	257	(45,645)	(45,387)
Exercise of options for common stock	—	—	5	—	—	—	—
Issuance costs related to Series E Convertible Preferred Stock financing	—	(10)	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	329	—	329
Accretion of redeemable preferred stock to redemption value	—	593	—	—	(586)	(7)	(593)
Net loss	—	—	—	—	—	(14,691)	(14,691)
Balance at December 31, 2013	2,807,658	70,382	122,669	1	—	(60,343)	(60,342)
Stock-based compensation expense (unaudited)	—	—	—	—	84	—	84
Accretion of redeemable preferred stock to redemption value (unaudited)	—	156	—	—	(84)	(72)	(156)
Net loss (unaudited)	—	—	—	—	—	(3,834)	(3,834)
Balance at March 31, 2014 (unaudited)	2,807,658	70,538	122,669	1	—	(64,249)	(64,248)
Conversion of preferred stock to common stock, pro forma (unaudited)	(2,807,658)	(70,538)	2,811,499	28	70,510	—	70,538
Conversion of preferred stock warrant to warrant to purchase common stock, pro forma (unaudited)	—	—	—	—	1,387	—	1,387
Balance at March 31, 2014, pro forma (unaudited)	—	$—	2,934,168	$29	$71,897	$(64,249)	$7,677

The accompanying notes are an integral part of the consolidated financial statements.

4

Corindus, Inc. and Subsidiary

Consolidated Statements of Cash Flows

(In thousands, except share and per share amounts)

	Year Ended December 31,		Three Months Ended March 31,
	2012	2013	2013	2014
			(unaudited)
Operating activities
Net loss	$(9,691)	$(14,691)	$(3,086)	$(3,834)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	393	607	113	191
Stock-based compensation expense	416	329	89	84
Warrant revaluation	392	171	71	(1,765)
Disposal of property and equipment	41	—	—	—
Changes in operating assets and liabilities:
Accounts receivable	(12)	(23)	(325)	(404)
Due from related party	(255)	130	255	—
Prepaid expenses and other current assets	(573)	134	410	39
Inventory	(400)	(2,313)	(267)	242
Deposits	(312)	89	—	—
Accounts payable	10	(151)	135	1,023
Accrued expenses	159	480	190	244
Deferred revenue	65	(65)	(65)	71
Net cash used in operating activities	(9,767)	(15,303)	(2,480)	(4,109)

Investing activities
Purchases of property and equipment	(613)	(378)	(256)	(21)
Net cash used in investing activities	(613)	(378)	(256)	(21)

Financing activities
Proceeds from the issuance of Series D-2 Convertible Redeemable Preferred stock, net of issuance costs	4,954	—	—	—
Proceeds from the issuance of Series E Convertible Preferred stock, net of issuance costs	28,461	(10)	(10)	—
Net cash provided by (used in) financing activities	33,415	(10)	(10)	—

Net increase (decrease) in cash and cash equivalents	23,035	(15,691)	(2,746)	(4,130)
Cash and cash equivalents at beginning of period	2,501	25,536	25,536	9,845
Cash and cash equivalents at end of period	$25,536	$9,845	$22,790	$5,715
Non-cash Investing and Financing Activities:
Transfers from inventory to fixed assets for placement of Corindus equipment in the field	$—	$588	$61	$161
Accretion of Series D Redeemable Convertible Preferred Stock	$541	$593	$143	$156

The accompanying notes are an integral part of the consolidated financial statements.

5

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

1. Nature of Operations

Corindus, Inc. (the “Company”) is a Delaware corporation with its corporate headquarters and research and development facility in Waltham, Massachusetts. The Company is engaged in the marketing, sales and development of robotic-assisted catheterization systems.

Since its inception on March 21, 2002, the Company has devoted its efforts principally to research and development, business development activities, and raising capital. In June 2012, the Company received clearance from the United States Food and Drug Administration to market its CorPath 200 System in the United States and shipped its first commercial product under this clearance in September 2012. During 2012, the Company began to generate revenues related to its primary business purposes and emerged from the development stage. In 2013, the Company moved into the growth stage, investing in sales and marketing in order to build the customer base. The Company’s future capital requirements will depend upon many factors, including progress with developing, manufacturing and marketing its technologies, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, its ability to establish collaborative arrangements, marketing activities and competing technological and market developments, including regulatory changes affecting medical procedure reimbursement, and overall economic conditions in the Company’s target markets.

Recent Significant Transaction

On August 12, 2014, the Company consummated a reverse acquisition (the “Acquisition”) pursuant to the Securities Exchange and Acquisition Agreement (the “Acquisition Agreement”) that the Company entered into with Your Internet Defender Inc. (“YIDI”). Prior to the Acquisition, all outstanding shares of convertible redeemable preferred stock of the Company, $0.01 par value per share, were converted into 2,811,499 shares of common stock of the Company, $0.01 par value per share. Pursuant to the terms of the Acquisition Agreement, (i) all outstanding shares of common stock of the Company, $0.01 par value per share, were exchanged for shares of YIDI common stock, $0.0001 par value per share, and (ii) all outstanding options and warrants to purchase Corindus shares were exchanged for or replaced with options and warrants to acquire shares of common stock of YIDI.

At the closing of the Acquisition, YIDI transferred its former operations to a former officer, director and shareholder of YIDI, in exchange for the satisfaction of a promissory note issued to the former officer, director and shareholder in the principal amount of $249 and the assumption of liabilities related to the former operations. Immediately after the transfer of the former operations, the business of Corindus became the sole focus of combined company and the combined company’s name will be changed to Corindus Vascular Robotics, Inc. as soon as practicable.

6

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

1. Nature of Operations (continued)

Immediately after the closing of the Acquisition, YIDI and a private investor unaffiliated with YIDI closed a Stock Purchase Agreement pursuant to which the private investor purchased one million shares of the combined company’s common stock at a purchase price of $2.00 per share (the “Equity Infusion Shares”).

Upon completion of the Acquisition and the issuance of the Equity Infusion Shares, the number of shares of the combined company common stock issued and outstanding will be 109,281,468, of which the Corindus shareholders own 80%. Since former Corindus shareholders owned, immediately following the Acquisition, 80% of the combined company on a fully diluted basis and all members of the combined company’s executive management, and Board of Directors, were from Corindus, Corindus was deemed to be the acquiring company for accounting purposes and the transaction was accounted for as a reverse acquisition in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The accompanying consolidated historical financial statements do not include any adjustments to reflect the Acquisition, including the spin-off of YIDI’s former operations and the Equity Infusion Shares.

Liquidity

The Company has funded its operations primarily through the issuance of preferred stock and debt. In June 2014, the Company entered into a Loan and Security Agreement (“the Loan and Security Agreement”) for a total commitment of $10,000, which is available in two $5,000 tranches. At the closing of the loan in June 2014, the first $5,000 tranche was fully funded. Pursuant to the Loan and Security Agreement, an additional $5,000 is available until December 31, 2014 provided that there is (i) no event of default and (ii) the Company closes on a reverse merger or other private equity or convertible preferred subordinated debt financing that raises at least $10,000 (the “New Financing”). As of March 31, 2014, the Company had an accumulated deficit of $64,249. The Company believes that its cash resources of $5,715 at March 31, 2014 plus the $5,000 received in June 2014 and the $2,000 received in August 2014, will be sufficient to meet the Company’s cash requirements through December 31, 2014. The Company’s plan to meet its cash requirements beyond December 31, 2014 is dependent upon the completion of equity financing that raises at least $10,000, and to draw down on the second $5,000 tranche that is available until December 31, 2014. As the Company continues to incur losses, transition to profitability is dependent upon achieving a level of revenues adequate to support the Company’s cost structure. The Company may never achieve profitability, and unless and until doing so, the Company will continue to need to raise additional capital. Management intends to fund future operations through additional debt or equity offerings. There can be no assurances, however, that additional funding will be available on terms acceptable to the Company, if at all.

7

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

2. Significant Accounting Policies

Principals of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Corindus Security Corporation. The Corindus Security Corporation was created on December 21, 2012 to hold and invest the Company’s Series E investment proceeds. All intercompany transactions and balances have been eliminated in consolidation. The functional currency of the wholly-owned subsidiary is the U.S. dollar and, therefore, the Company has not recorded any currency translation adjustments.

Segment Information

The Company operates in one business segment, which is the marketing, sales and development of robotic-assisted vascular interventions. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker in making decisions regarding resource allocation and assessing performance. To date, the chief operating decision maker has made such decisions and assessed performance at the company level, as one segment. The Company’s chief operating decision maker is the Chief Executive Officer.

Use of Estimates

The process of preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements. Such management estimates include those relating to revenue recognition, inventory write-downs to reflect net realizable value, assumptions used in the valuation of stock-based awards and warrants, and valuation allowances against deferred tax assets. Actual results could differ from those estimates.

8

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

2. Significant Accounting Policies (continued)

Unaudited Pro Forma Information

Upon the completion of the Acquisition Agreement, (i) all of the redeemable convertible preferred stock (see Note 8) will automatically convert into common stock and (ii) all warrants to purchase preferred stock will be converted into warrants to purchase common stock. The accompanying unaudited pro forma balance sheet as of March 31, 2014 and the accompanying statement of redeemable convertible preferred stock and stockholders’ equity (deficit) have been prepared to give effect to (i) the automatic conversion of all outstanding shares of redeemable convertible preferred stock into 2,811,499 shares of common stock and the (ii) conversion of preferred stock warrants into warrants to purchase common stock. Unaudited pro forma basic and diluted net loss per share allocable to common stockholders for the year ended December 31, 2013 and the three months ended March 31, 2014 has been prepared to give effect to these adjustments as though the Acquisition had occurred as of the beginning of the period, or the date of issuance, if later.

Unaudited Interim Financial Information

The accompanying balance sheet as of March 31, 2014, the statements of operations and comprehensive loss, cash flows for the three months ended March 31, 2013 and 2014, and the statements of changes in redeemable convertible preferred stock and stockholders’ equity (deficit) for the three months ended March 31, 2014 are unaudited. The interim unaudited financial statements have been prepared on the same basis as the annual audited financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of March 31, 2014 and the results of its operations and its cash flows for the three months ended March 31, 2013 and 2014. The financial data and other information disclosed in these notes related to the three months ended March 31, 2013 and 2014 are also unaudited. The results for the three months ended March 31, 2014 are not necessarily indicative of results to be expected for the year ending December 31, 2014, any other interim periods, or any future year or period.

Financial Instruments

The Company’s financial instruments, consisting of cash equivalents, long-term deposits, and notes receivable, are carried at cost, which approximates fair value due to the short-term nature of these instruments.

9

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

2. Significant Accounting Policies (continued)

The Company’s financial instruments also include warrants for the purchase of Series D redeemable convertible preferred stock. The disclosure of the estimated fair value of the warrants was determined using level 3 inputs in the fair value hierarchy (Note 10).

Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level hierarchy is used to prioritize the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements), and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1 – Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 – Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 – Level 3 inputs are unobservable inputs for the asset or liability in which there is little, if any, market activity for the asset or liability at the measurement date.

Cash Equivalents

The Company considers short-term investments with original maturity dates of three months or less at the date of purchase to be cash equivalents. From time to time, the Company’s cash balances may exceed federal deposit insurance limits.

Product Warranty and Allowance for Doubtful Accounts

The allowance for doubtful accounts is based on the Company’s assessment of the collectability of its customer accounts. The Company regularly reviews the allowance by considering factors such as industry benchmarks, credit quality, the age of the accounts receivable balances, and current economic conditions that may affect a customer’s ability to pay. Customers are permitted to return defective products under Corindus’ standard product warranty program. For CorPath 200 Systems, the Company’s standard one-year warranty provides for the repair of any product that malfunctions. Return and replacement can only occur if a material breach of the warranty remains uncured for 30 days.

10

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

2. Significant Accounting Policies (continued)

Inventories

Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method. The Company first capitalized inventory in 2011 based on regulatory approval that had been obtained in Europe and, in 2012, the Company received 510k clearance to market and sell its product in the U.S. Given the early stage of commercialization of the Company’s CorPath 200 System, the Company routinely monitors the recoverability of its inventory and records lower of cost or market reserves, or reserves for excess and obsolete inventory, as required.

Property and Equipment

Property and equipment is carried at cost. Major items and betterments are capitalized; maintenance and repairs are charged to expense as incurred. The Company capitalizes certain costs incurred in connection with developing or obtaining internal-use software. Software costs that do not meet capitalization criteria are expensed as incurred. Corindus equipment is used on-site and at trade shows to demo the CorPath 200 System. At March 31, 2014, the Company had three systems in the field under a program that involves the placement of a system at the customer’s site and the customer agrees to purchase a minimum number of cassettes each month. Depreciation on the demo is charged to sales and marketing and the deprecation on the field equipment is charged to cost of revenue. Depreciation is computed under the straight-line method over the estimated useful lives of the respective assets.

Depreciation is provided over the following assets lives:

Machinery and equipment	5 years
Computer equipment	3 years
Office furniture and equipment	5 years
Leasehold improvements	Shorter of life of lease or 5 years
Vendor tooling	3 years
Software	4 years
Demo equipment	3 years
Field equipment	3 years

11

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

2. Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

The Company’s long-lived assets principally consist of property and equipment. The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than an asset’s carrying value. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. The Company’s policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No such impairment charges have been recognized.

Revenue Recognition

Revenue related to the sale of the Company’s products is recognized when persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable, collectability is reasonably assured and risk of loss transfers, usually when products are shipped and/or installed and accepted. Products are sold to customers with no rights of return. The Company recognizes revenue on multiple-element arrangements in accordance with Accounting Standards Update (ASU) 2009-13, Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements, based on the estimated selling price of each element. In accordance with ASU 2009-13, the Company uses vendor-specific objective evidence (VSOE), if available, to determine the selling price of each element. If VSOE is not available, the Company uses third-party evidence (TPE) to determine the selling price. If TPE is not available, the Company uses its best estimate to develop the estimated selling price.

On January 21, 2011, the Company entered into a distributor agreement with Philips Medical Systems Nederland, B.V. (Philips) appointing Philips to be the sole worldwide distributor for the promotion and sale of the Company’s CorPath 200 System. This agreement expired August 7, 2014. Under the agreement, Philips sold the equipment directly to the end user and the Company was responsible for installation and training. At December 31, 2013 and March 31, 2014, Philips owed the Company $125 for systems shipped under the distribution agreement.

Pursuant to the terms of the distributor agreement with Philips, the Company retains the right to promote, lease, and sell the CorPath 200 System to the end user. The CorPath 200 System is a capital medical device used by hospitals and surgical centers to perform heart catheterizations. In each arrangement, the Company is responsible for installation and initial user training. The Company considers all the elements of the sale of the system including installation and initial user training to be a single unit of accounting in accordance with ASC 605, Revenue Recognition. Installation and training are considered essential to the functionality of Corindus’ systems. Therefore, revenue is recognized for the entire arrangement (system, installation and training) upon acceptance by the end-user customer.

12

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

2. Significant Accounting Policies (continued)

The Company sells cassettes and accessories directly to end users. The revenue from the sale of these products is recorded when the items are delivered, provided that the system has previously been accepted by the end-user customer. Cassettes are also sold under a CorPath Utilization Program (CUP). The CUP program is a multi-year arrangement that involves the installation of a CorPath System at a customer’s site free of charge and the customer agrees to purchase a minimum number of cassettes each month at a premium over the regular price. The Company records revenue under the program on the sale and shipment of each cassette, the system is capitalized as a fixed asset and depreciated straight line through cost of revenue over the length of the CUP program contract, which is typically 36 months.

The Company also uses a one-stent program to demonstrate its confidence in the CorPath System’s ability to help accurately measure anatomy and precisely place only one stent per lesion. Corindus provides eligible customers registered under the program a $1,000 credit against future cassette purchases for a qualifying CorPath PCI procedure which uses more than one stent per lesion. The estimated cost of honoring the potential obligation under the stent program is accrued as additional cost of revenue at the time of shipment.

Revenue from the sale of extended warranty service contracts is recognized on a straight-line basis over the life of the service contract. Revenues from services administered by us that are not covered by a service contract are recognized as the services are provided. In certain instances, the Company may sell products together with service contracts.

The Company records shipping and handling costs charged to customers as a selling expense in the period incurred, and any payments from customers for shipping costs are accounted for as a reduction to selling expense.

Research and Development

Costs for research and development are expensed as incurred. Research and development expense primarily comprises salaries, salary-related expenses and costs of contractors and materials.

13

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

2. Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes using the liability method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to amounts that are realizable.

The Company accounts for uncertain tax positions using a “more-likely-than-not” threshold for recognizing and resolving uncertain tax positions. The evaluation of uncertain tax positions is based on factors including, but not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity and changes in facts or circumstances related to a tax position. The Company evaluates these tax positions on an annual basis. The Company also accrues for potential interest and penalties related to unrecognized tax benefits in income tax expense.

The Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances.

Stock-Based Compensation

The Company recognizes compensation costs resulting from the issuance of stock-based awards to employees as an expense in the consolidated statement of operations over the requisite service period based on a measurement of fair value for each stock award. The Company recognizes compensation costs resulting from the issuance of stock-based awards to non-employees as an expense in the consolidated statement of operations over the service period based on a measurement of fair value for each stock award.

The fair value of the common stock has been determined by the Board of Directors after considering a broad range of factors, including the results obtained from an independent third-party valuation, the illiquid nature of an investment in the Company’s common stock, the Company’s historical financial performance and financial position, the Company’s future prospects and opportunity for liquidity events, and recent sale and offer prices of common and preferred stock in private transactions negotiated at arm’s length.

14

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

2. Significant Accounting Policies (continued)

The following assumptions were used to estimate the fair value of stock options granted using the Black-Scholes option pricing model:

	Years Ended December 31,		Three Months Ended March 31,
	2012	2013	2013	2014
			(unaudited)
Risk-free interest rate	0.90% to 0.70%	0.72% to 1.43%	0.72% to 0.88%	2.01%
Expected term in years	5.75 to 6.25	5.75 to 6.25	6.25	6.25
Expected volatility	80%	80%	80%	80%
Expected dividend yield	0%	0%	0%	0%

The risk-free interest rate assumption is based upon observed U.S. government security interest rates with a term that is consistent with the expected term of the Company’s employee stock options. The expected term is based on the average of the vesting period and contractual term of the Company’s options. The Company does not pay a dividend, and is not expected to pay a dividend in the foreseeable future.

Due to a lack of marketability of the Company’s common stock, the Company utilized comparable public companies’ volatility rates as a proxy of its expected volatility for purposes of the Black-Scholes option pricing model. Stock-based compensation expense is recorded net of estimated forfeitures and is trued up periodically for actual forfeitures. The Company uses historical data to estimate forfeiture rates. For the year-ended December 31, 2013 and three months ended March 31, 2014, the forfeitures were estimated to be 4.9%.

Warrants to Purchase Redeemable Convertible Preferred Stock

The Company reviews the terms of warrants issued in connection with the applicable accounting guidance and classifies warrants as a long-term liability on the consolidated balance sheets if the warrant may conditionally obligate the Company to transfer assets, including repurchase of the issuer’s shares, at some point in the future.  Warrants to purchase shares of redeemable convertible preferred stock meet these criteria and therefore require liability-classification.  The Company classifies warrants within stockholders’ equity (deficit) on the consolidated balance sheets if the warrants are considered to be indexed to the Company’s own stock, and otherwise would be recorded in stockholders’ equity (deficit).

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Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

2. Significant Accounting Policies (continued)

Liability-classified warrants are subject to re-measurement at each balance sheet date, and any change in fair value is recognized as a component of other income (expense) in the consolidated statements of operations. The Company estimates the fair value of these warrants at issuance and each balance sheet date thereafter using the Black-Scholes option-pricing model as described in the stock-based compensation section above, based on the estimated market value of the underlying redeemable convertible preferred stock at the valuation measurement date, the remaining contractual term of the warrant, risk-free interest rates, expected dividends and expected volatility of the price of the underlying redeemable convertible preferred stock. The fair value of the redeemable convertible preferred stock has been determined by the Board of Directors after considering a broad range of factors, including the results obtained from an independent third-party valuation, the illiquid nature of an investment in the Company’s redeemable convertible preferred stock, the Company’s historical financial performance and financial position, the Company’s future prospects and opportunity for liquidity events, and recent sale and offer prices of common and preferred stock in private transactions negotiated at arm’s length.

Concentrations of Credit Risk and Significant Customers

The Company has no significant off-balance sheet risk such as foreign exchange contracts, option contracts, or other hedging arrangements.

The Company had one customer and three customers that accounted for 71% and 78% of revenue during the year-ended December 31, 2013 and three months ended March 31, 2014. The Company had one customer and three customers that account for 78% and 88% of the accounts receivable balance at December 31, 2014 and March 31, 2014.

Related-Party Transaction

On January 21, 2011, the Company entered into a distributor agreement with Philips Medical Systems Nederland B.V., appointing Philips to be the sole distributor for the promotion and sale of the Company’s CorPath System. This agreement will remain in force for two years from the later of FDA approval of CorPath or the date on which Corindus notifies Philips that it has minimum inventory levels available for shipment. As required by the distributor agreement, the Company notified Philips on August 7, 2012 of the commencement of the two-year agreement term. At December 31, 2013 and March 31, 2014, Philips holds 445,009 shares of the Company’s Series D Preferred Stock, stock warrants to purchase an additional 189,112 shares of Series D Preferred Stock at a strike price of $26.50, and 251,246 shares of Series E Preferred Stock. Philips’ holdings represent a 28.3% interest in the Company.

16

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

2. Significant Accounting Policies (continued)

For the year-ended December 31, 2013 and the three months ended March 31, 2014, the Company recorded revenues of $565 and $190, respectively, from shipments to Philips under the distribution agreement in accordance with the revenue recognition policy outlined above. At December 31, 2013 and March 31, 2014 Philips owed the Company $125 and $125, respectively, resulting from selling activity under the agreement.

Accounting Pronouncements Adopted in 2013

In June 2011, the Financial Accounting Standards Board (FASB) issued an accounting standards update that requires entities to present net income and other comprehensive income in either a single continuous statement or in two separate, but consecutive, statements of net income and other comprehensive income. This guidance is effective for fiscal years and interim periods beginning after December 15, 2011 on a retrospective basis, with early adoption permitted. As the new guidance relates only to how comprehensive income is disclosed and does not change the items that must be reported as comprehensive income, the adoption of this standard did not have a material impact on the Company’s consolidated statements.

Recent Accounting Pronouncements Not Yet Adopted

In May 2014, the FASB issued ASU No. 2014-09 – Revenue from Contracts with Customers (Topic 606). ASU 2014-09 supersedes most of the existing guidance on revenue recognition in Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. The core principle of the revenue model is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. In applying the revenue model to contracts within its scope, an entity will need to (i) identify the contract(s) with a customer (ii) identify the performance obligations in the contract (iii) determine the transaction price (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation. ASU No. 2014-09 is effective for public entities for annual and interim periods beginning after December 15, 2016. The ASU allows for either full retrospective adoption, where the standard is applied to all of the periods presented, or modified retrospective adoption, where the standard is applied only to the most current period presented in the financial statements. The Company is currently assessing the impact of this standard to its consolidated financial statements.

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Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

3. Inventories

The Company’s inventories consist of the following:

	December 31,		March 31,
	2012	2013	2014
			(unaudited)
Raw materials	$294	$634	$920
Work in progress	—	—	662
Finished goods	445	1,830	479
	$739	$2,464	$2,061

4. Property and Equipment

Property and equipment are stated at cost and are being depreciated using the straight-line basis over the assets’ estimated useful lives. Depreciation expense was $393, $607, $113, and $191 for the fiscal years 2012 and 2013 and the three months ended March 31, 2013 and March 31, 2014, respectively.

Property and equipment consist of the following:

	December 31,		March 31,
	2012	2013	2014
			(unaudited)
Machinery and equipment	$282	$298	$305
Computer equipment	260	273	273
Office furniture and equipment	307	353	356
Leasehold improvements	63	63	63
Vendor tooling	634	671	671
Software	185	450	461
Demo equipment	285	669	715
Field equipment	—	205	320
	2,016	2,982	3,164
Less accumulated depreciation and amortization	(938)	(1,545)	(1,736)
Property and equipment, net	$1,078	$1,437	$1,428

18

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

5. Notes Receivable

On June 14, 2010, the Company entered into non-interest bearing notes receivable with certain stockholders of the Company for tax payments to be made to the Israel Tax Authority in connection with a tax ruling related to a reorganization that took place in 2008. Total amount of notes receivable issued is $145. One of these stockholders is Tal Wenderow, the Company’s co-founder and Executive Vice President.

As part of the 2008 reorganization, the Company agreed to make any tax payments on behalf of the stockholders. The notes receivable are repayable upon the disposition of the Company’s Common Stock. Based on the tax ruling, the stockholders and the Company have entered into a trust agreement and the stockholders have transferred the common stock and Series A redeemable convertible preferred stock shares to a trustee to serve as collateral on the notes.

6. Accrued Expenses

Accrued expenses consist of the following:

	December 31,		March 31,
	2012	2013	2014
			(unaudited)
Payroll and benefits	$418	$493	$626
Professional and consultant fees	179	242	278
Other	153	223	275
Product development costs	2	117	172
Rent	29	79	80
Commissions	—	107	74
	$781	$1,261	$1,505

7. Income Taxes

There was no federal or state provision for income taxes for the years ended December 31, 2012 or 2013 due to the Company’s operating losses and a full valuation allowance on deferred tax assets for both years. All of the Company’s income (loss) before provision for income taxes is attributable to its United States operations.

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Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

7. Income Taxes (continued)

The Company’s effective income tax rate differs from the statutory federal income tax rate as follows:

	Years Ended December 31,
	2012	2013

Statutory U.S. Federal Rate	34.00%	34.00%
State Income Tax	5.28	4.68
Permanent Items	(1.68)	0.61
Other	0.01	(0.77)
CY Federal R&D Credits	0.00	1.97
State R&D & ITC Credits	1.38	0.48
Change in Valuation Allowance	38.98	40.97
Total Expense (Benefit)	0.00%	0.00%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company’s deferred tax assets and the related valuation allowance were as follows, in thousands:

	December 31,
	2012	2013
Deferred tax assets:
Operating loss carryforwards	$6,596	$12,299
Start-up expenditures	3,560	3,316
Property and equipment	197	99
Intangible assets	3,284	3,059
Stock-based compensation expense	536	666
Research and development credit carryforwards	487	878
Accrued expenses and other	205	652
Total deferred tax assets	14,865	20,969
Valuation allowance	(14,865)	(20,969)
Net deferred tax assets	$—	$—

20

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

7. Income Taxes (continued)

The Company has provided a full valuation allowance against the deferred tax assets, since it has a history of losses, which are all attributable to the U.S. and currently does not have enough positive evidence required under U.S. (GAAP) to reverse its valuation allowance. Management does not believe it is more likely than not that its deferred tax assets relating to the loss carryforwards and other temporary differences will be realized in the future. For the years ended December 31, 2012 and 2013, the valuation allowance increased by $3,777 and $6,104, respectively, resulting principally from increased operating loss carryforward.

At December 31, 2013, the Company has U.S. federal and state net operating loss carryforwards of approximately $31,346 and $31,084, respectively, that can be carried forward and offset against future taxable income. These net operating loss carryforwards will begin to expire in 2029. Utilization of net operating losses may be subject to a substantial annual limitation due to the “change in ownership” provisions of the Internal Revenue Code of 1986, and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization. The Company has not yet determined whether any changes in ownership have caused limitations.

Significant judgment is required in evaluating the Company’s tax positions and in determining the Company’s provision for income taxes. In the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. As of December 31, 2013, the Company is currently not under audit in any tax jurisdiction. The Company’s tax jurisdictions include the United States. The U.S. statute of limitations will remain open to examination by the tax authorities until the utilization of net operating loss carryforwards. The Company accrues interest and penalties related to unrecognized tax benefits in income tax expense.

8. Redeemable Convertible Preferred Stock

The Company has authorized and issued Series A redeemable convertible preferred stock (“Series A”), Series B redeemable convertible preferred stock (“Series B”), Series C redeemable convertible preferred stock (“Series C”), Series D redeemable convertible preferred stock (“Series D”), Series D-1 (“Series D-1”), Series D-2 (“Series D-2”), and Series E redeemable convertible preferred stock (“Series E”) (collectively, “Preferred Stock”); which are classified as temporary equity.

On January 21, 2011, the Company entered into a Series D Preferred Stock Purchase Agreement (the Series D Agreement) with Koninklijke Philips Electronics N.V. and issued 378,224 shares of Series D Convertible Redeemable Preferred Stock (“Series D”) at $21.15 per share for gross cash proceeds of $8,000.

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Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

8. Redeemable Convertible Preferred Stock (continued)

On October 7, 2011, the Company entered into a Series D-1 Preferred Stock Purchase Agreement (the Series D-1 Agreement) and issued 173,146 shares of Series D-1 Convertible Redeemable Preferred Stock (Series D-1) at $28.88 per share for gross cash proceeds of $5,000.

On February 28, 2012, the Company entered into a Series D-2 Preferred Stock Purchase Agreement (the Series D-2 Agreement) and issued 160,778 shares of Series D-2 Convertible Redeemable Preferred Stock (Series D-2) at $31.10 per share for gross cash proceeds of $5,000.

On October 12, 2012, the Company entered into a Series E Preferred Stock Purchase Agreement (the Series E Agreement) and issued 897,185 shares of Series E Convertible Preferred Stock at $31.84 per share in two investment tranches, the first on October 12, and the second on December 21, 2012. The gross cash proceeds received by the Company were $28,568.

Significant Terms of Preferred Series A, Series B, Series C, Series D, Series D-1, Series D-2 and Series E

The rights, preferences, privileges, and restrictions granted to, and imposed on, the Preferred Stock are as follows:

Voting Rights

Holders of Preferred Stock have the number of votes equal to the number of shares of all Common Stock into which their shares of Preferred Stock are convertible.

Dividend Provisions

The holders of shares of the Preferred Stock shall be entitled to receive, in preference to the holders of Common Stock, when, as and if declared by the Board of Directors, preferential dividends in the amount up to $12,000. These preferential dividends shall not be cumulative and the payment of such could be waived by the majority vote of both the holders of the Preferred Series A, B, C and E, voting as a single class, and Preferred Stock Series D voting as a single class. Any additional dividends (in excess of $12,000) shall be paid pro rata among all holders of Preferred and Common Stock when, as and if declared by the Board of Directors and shall not be cumulative.

22

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

8. Redeemable Convertible Preferred Stock (continued)

Conversion

The holders of the Preferred Stock shall have conversion rights as follows:

At any time at the option of the holder, each share of Series A shall be convertible into Uncapped Common Stock, Series B and Series C shall be convertible into Capped Common Stock and Series D, D-1, D-2 and E shall be convertible into Ordinary Common Stock. Each such share of Preferred Stock shall be convertible into the number of shares of Common Stock as determined by dividing the applicable original issue price of the series by the applicable conversion price for such series. The original issue price is $35.21 for Series A, $35.21 for Series B, $13.24 for Series C, $21.15 for Series D, $28.88 for Series D-1, $31.10 for Series D-2 and $31.84 for Series E. The conversion price will be subject to adjustment in the event of stock splits, stock dividends, and combinations. In addition, each share of Preferred Stock will automatically convert into Common Stock (in accordance with the first sentence hereof) upon the completion of a public stock offering involving aggregate proceeds of at least $50,000 or at the election of a majority of both the holders of the Preferred Series A, B, C and E, voting as a single class; and Preferred Stock Series D voting as a single class. Conversion prices are subject to adjustment in the event of certain dilutive stock issuances. At December 31, 2013 and March 31, 2014, all shares of preferred stock are convertible to Common Stock on a 1-for-1 basis, except for shares of Series A Preferred Stock, which convert on a 1.0255 to 1 basis.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets of the Company legally available for distribution to its stockholders shall be distributed in the following order of priority:

1.	First, the holders of Preferred Stock Series C, Series D, Series D-1, Series D-2 and Series E shall be entitled to receive on a pari passu basis an amount equal to one and a half times the respective original issue price, plus any dividends declared but not yet paid.

23

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

8. Redeemable Convertible Preferred Stock (continued)

2.	If preferential dividends were paid to the holders of Preferred Stock within the six months preceding the liquidation, then that same amount shall first be paid to the holders of Series A, Series B and Common Stock.

3.	If any proceeds remain, distribution shall be paid pro rata to the holders of Series A, Series B, and Common Stock, as if converted.

4.	Notwithstanding the above, in the event the holders of Series B and Series C converted into Capped Common Stock, 10% of the aggregate proceeds payable to the Capped Common Stock in excess of $209.51 per share shall be distributed to the holders of Uncapped Common Stock.

A liquidation event includes the sale of substantially all of the assets of the Company, dissolutions or liquidation, and consummation of a merger or consolidation in which the former shareholders of the Company hold less than 50% of the voting power of the surviving or acquiring entity.

Redemption

On or after January 21, 2016, upon the written request of a majority of the Series D, the Company shall redeem all outstanding shares of the Series D, D-1 and D-2 Preferred Stock as long as the Company has funds legally available to do so. The holders must be paid a sum per share equal to (a) the original issue price for such shares which is $18,000, plus (b) an amount equal to all declared but unpaid dividends. As of December 31, 2013 and March 31, 2014, there were no declared but unpaid dividends. The redemption may be repaid in three tranches (the second and third tranches to bear 8% interest per annum).

The Company is accreting Series D, Series D-1, and Series D-2 to their redemption value over the period from the date of issuance to January 21, 2016, such that the carrying amounts of the securities will equal the redemption amounts at the earliest redemption date.

The Series A, Series B, Series C, and Series E Preferred Stock are only redeemable upon a deemed liquidation event. The Company believes that it is not probable at this time that a deemed liquidation event will occur. Accordingly, the Company will record the Series A, Series B, Series C, and Series E Preferred Shares at fair value and will not adjust the initial carrying amount unless it becomes probable that the security will become redeemable.

24

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

8. Redeemable Convertible Preferred Stock (continued)

The following table contains the value of each class of Preferred Stock as of December 31, 2012 and 2013 and March 31, 2014 (unaudited), as well as the liquidation and redemption value as of December 31, 2013 and March 31, 2014 (unaudited):

	December 31,		March 31,
	2012	2013	2014
			(unaudited)
Series A redeemable convertible preferred stock; 155,248 shares authorized; 150,407 shares issued and outstanding at December 31, 2012 and 2013 and March 31, 2014 (no preference in liquidation and redemption value of $4,226 at December 31, 2013 and March 31, 2014)	$4,062	$4,062	$4,062
Series B redeemable convertible preferred stock; 367,895 shares authorized, issued and outstanding at December 31, 2012 and 2013 and March 31, 2014 (no preference in liquidation and redemption value of $12,954 at December 31, 2013 and March 31, 2014)	12,576	12,576	12,576
Series C redeemable convertible preferred stock; 680,023 shares authorized, issued and outstanding at December 31, 2012 and 2013 and March 31, 2014 (liquidation preference of $13,505 at December 31, 2013 and March 31, 2014 and redemption value of $9,003 at December 31, 2013 and March 31, 2014)	8,687	8,687	8,687
Series D redeemable convertible redeemable preferred stock; 901,260 shares authorized; 712,148 shares issued and outstanding at December 31, 2012 and 2013 and March 31, 2014 (liquidation preference of $27,000 at December 31, 2013 and March 31, 2014 and redemption value of $18,000 at December 31, 2013 and March 31, 2014)	16,013	16,606	16,762
Series E redeemable convertible preferred stock; 942,174 shares authorized, 897,185 shares issued and outstanding at December 31, 2012 and 2013 and March 31, 2014 (liquidation preference of $42,851 at December 31, 2013 and March 31, 2014 and redemption value of $28,568 at December 31, 2013 and March 31, 2014)	28,461	28,451	28,451
Total redeemable convertible preferred stock	$69,799	$70,382	$70,538

25

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

9. Stockholders’ Deficit and Stock-Based Compensation

Common Stock

As of December 31, 2013 and March 31, 2014, the Company has 3,548,850 shares of Common Stock authorized under the following designations:

Authorized
Uncapped Common Stock	657,498
Ordinary Common Stock	1,843,434
Capped Common Stock	1,047,918
3,548,850

All issued and outstanding shares of the Company have been in the form of Uncapped Common Stock.  The rights and preferences of each designation of Common Stock are the same, except as discussed in Note 8, if certain preferred shares convert into Capped Shares of Common Stock, the holders of Uncapped Common Stock are entitled to additional rights in liquidation.

The rights and preferences of the Common Stock are as follows:

Dividend Provisions

Common stockholders shall be entitled to receive dividends when and if declared by the Board of Directors. These rights shall be subject to the preferential rights of the preferred stockholders. No dividends have been declared to date.

Liquidation Rights

In certain events, including the liquidation, dissolution or winding up of the Company, immediately after the holders of Preferred Stock have been paid in full preference, the remaining assets of the Company shall be distributed ratably among the holders of Common Stock.

Voting Rights

Common stockholders are entitled to vote on all matters and are entitled to the number of votes equal to the number of common shares held.

26

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

9. Stockholders’ Deficit and Stock-Based Compensation (continued)

As of December 31, 2013 and March 31, 2014, the Company has authorized 3,548,850 shares of Common Stock. The numbers of shares of Common Stock have been reserved for the potential conversion of Preferred Stock, exercise of warrants, and exercise of stock options as follows at December 31, 2013 and March 31, 2014 (in thousands):

Conversion of Series A	155,248
Conversion of Series B	367,895
Conversion of Series C	680,023
Conversion of Series D	901,260
Conversion of Series E	942,174
Common stock options, warrants or awards	379,581
3,426,181

At March 31, 2014, the Company had two stock-based compensation plans which are described below.

2006 Umbrella Option Plan (the 2006 Plan)

Under the 2006 Plan, the Board of Directors may grant options and establish the terms of each grant in accordance with provisions of the 2006 Plan up to an aggregate of 32,094 shares of the Company’s common stock. Plan options are exercisable for up to ten years from the date of issuance. At December 31, 2013, 5,875 shares were available for grant under the 2006 Plan.

2008 Stock Incentive Plan (the 2008 Plan)

On April 4, 2008, the Company’s Board of Directors adopted the 2008 Stock Incentive Plan (the 2008 Plan). Under the 2008 Plan, the Board of Directors may grant options and establish the terms of each grant in accordance with provisions of the 2008 Plan up to an aggregate of 350,000 shares of the Company’s common stock. Plan options are exercisable for up to 10 years from the date of issuance. At December 31, 2013, 34,313 shares were available for grant under the 2008 Plan.

27

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

9. Stockholders’ Deficit and Stock-Based Compensation (continued)

A summary of the activity under the Company’s stock option plans are as follows:

	Options (in thousands)	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value

Outstanding at January 1, 2013	302,373	$14.91	7.56	$210
Granted	56,250	18.77
Exercised	(5)	8.60		58
Cancelled	(16,712)	15.75
Outstanding at December 31, 2013	341,906	$15.51	7.00	394
Granted (unaudited)	22,000	18.77
Exercised (unaudited)	—	—		—
Cancelled (unaudited)	(1,725)	18.03
Outstanding at March 31, 2014 (unaudited)	362,181	$15.69	6.94	—

Exercisable at December 31, 2013	219,857	14.29	6.09	375
Vested and expected to vest at December 31, 2013	335,892	$15.47	6.97	384
Exercisable at March 31, 2014 (unaudited)	241,337	14.46	6.04	—
Vested and expected to vest at March 31, 2014 (unaudited)	356,226	$15.65	6.91	—

Stock-based compensation expense was allocated based on the employees’ function as follows:

	Years Ended December 31,		Three Months Ended March 31,
	2012	2013	2013	2014
			(unaudited)
Research and development	$80	$59	$16	$15
General and administrative	271	176	47	45
Sales and marketing	65	94	26	24
	$416	$329	$89	$84

28

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

9. Stockholders’ Deficit and Stock-Based Compensation (continued)

The fair value of employee options is estimated on the date of each grant using the Black-Scholes option-pricing model. The weighted- average grant-date fair value of options granted during the years ended December 31, 2013 and three months ended March 31, 2014 was $5.97 and $1.56, respectively. As of December 31, 2013 and March 31, 2014, there was $620 and $519 of unrecognized compensation cost related to non-vested stock-based compensation arrangements under the 2006 Plan and 2008 Plan. That cost is expected to be recognized over a weighted-average period of 2.57 and 2.69 years.

10. Warrants

Pursuant to a May 31, 2007 loan agreement, the Company granted warrants to purchase 3,293 shares of Series A at $28.10 per share, expiring on May 31, 2017. The fair value of the warrants was $73 and was recorded as interest expense and as additional paid-in capital in the year ended December 31, 2007. The Company determined the fair value using the Black-Scholes option pricing model with the following assumptions: a risk-free interest rate of 4.58%, zero dividends, volatility of 70% and an expected term of ten years. The warrant is fully vested and exercisable for a period of ten years. As a result of the 2008 reorganization, the number of warrants was adjusted to 4,966 and the exercise price adjusted to $19.12 per share in accordance with the agreement.

Pursuant to the January 21, 2011 Series D agreement, the Company issued a warrant to purchase 189,112 shares of Series D at an exercise price of $26.50, which was determined based on the midpoint price between $21.15 and $31.84, the lowest per share price at which the Company sells Milestone Shares or Outside Milestone Shares. Milestone Shares are defined as shares of a new series of Preferred Stock having rights, preferences and privileges that are on parity with the Series D Preferred Stock. Outside Milestone Shares are considered to be shares of a new series of Preferred Stock having rights, preferences and privileges that are senior to or on parity with the Series D Preferred Stock but that vote as a separate class and not as a single class with the Series D Preferred Stock. The shares issued in Series E at $31.84 were determined to be Milestone Shares. The warrant became exercisable and its exercise price fixed upon the issuance of the Series E shares on October 12, 2012. The warrant is exercisable into Series D and expires on October 11, 2017. The value of the warrant is classified as a liability on the consolidated balance sheets and re-measured at each balance sheet date and any changes in the valuation are expensed in the period.

29

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

10. Warrants (continued)

The Company estimates the fair value of these warrants using the Black-Scholes option pricing model based on the estimated market value of the underlying redeemable convertible preferred stock at the valuation measurement date, the remaining contractual term of the warrant, risk-free interest rates, expected dividends and expected volatility of the price of the underlying redeemable convertible preferred stock.

The warrant liability was measured at fair value on a recurring basis and has inputs categorized as Level 3 in the fair value hierarchy. Significant changes in the identified unobservable inputs used in the fair value measurements of the redeemable convertible preferred stock would result in a significantly different fair value measurement of the warrant liability.

The Company revalued the outstanding warrants on December 31, 2012 and 2013 and March 31, 2014 using the following assumptions:

	Years Ended December 31,		Three Months Ended March 31,
	2012	2013	2014
			(unaudited)
Risk-free interest rate	0.9%	1.18%	1.14%
Dividend yield	0.0	0.0	0.0
Expected volatility	80%	80%	80%
Expected term (years)	4.8	3.83	3.58

The table below sets forth a summary of changes in the fair value of the Company’s level 3 liability (warrant) for fiscal years 2012 and 2013 and the three months ended March 31, 2014:

Balance at December 31, 2011	$2,589
Loss on revaluation of warrants	392
Balance at December 31, 2012	2,981
Loss on revaluation of warrants	171
Balance at December 31, 2013	3,152
Gain on revaluation of warrants (unaudited)	(1,765)
Balance at March 31, 2014 (unaudited)	$1,387

The resulting gain or loss on revaluation was recorded as other income in the consolidated statements of operations.

30

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

11. Commitments

Operating Leases

During June 2008, the Company entered into a lease for approximately 8,300 (as stated) square feet of office and manufacturing space in Natick, Massachusetts under a two-year lease. Subsequently, the lease was amended to extend the lease term to four years expiring in November 2012, and then further extended to expire on March 31, 2013. The lease terms include escalating rents over the life of the lease and rent expense will be recognized over the life of the lease on a straight-line basis. The difference between the amount expensed and actual rent payments are recorded as an accrued expense in the consolidated balance sheets.

During October 2012, the Company entered into a 60-month operating lease for approximately 26,400 (as stated) square feet at its new corporate headquarters and manufacturing plant in Waltham, Massachusetts. In connection with the lease, the Company was required to post a cash security deposit in the amount of $401, subject to reduction every six months during the lease term. The short-term portion and long-term portion of the refundable deposit are recorded on the consolidated balance sheet in prepaid expenses and other current assets and deposits – long term, respectively. The lease terms include escalating rents over the life of the lease and rent expense will be recognized over the life of the lease on a straight-line basis. The difference between the amount expensed and actual rent payments are recorded as a deferred rent included within accrued expense in the consolidated balance sheets.

Total rent expense was $174, $584, $170, and $139 for the fiscal years 2012 and 2013 and the three months ended March 31, 2013 and March 31, 2014, respectively. At December 31, 2013, the Company’s future minimum lease payments are indicated below:

Total Lease Payments
Year ending December 31:
2014	$547
2015	560
2016	573
2017	586
2018	49
Thereafter	—
Total	$2,315

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Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

12. Net Loss per Share

Historical Net Loss per Share

Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed using the sum of the weighted average number of common shares outstanding during the period and, if dilutive, the weighted average number of potential shares of common stock, including the assumed exercise of stock options. The Company applied the two-class method to calculate its basic and diluted net loss per share available to common stockholders, as its redeemable convertible preferred stock and common stock are participating securities. The two-class method is an earnings allocation formula that treats a participating security as having rights to earnings that otherwise would have been available to common stockholders. However, the two-class method does not impact the net loss per share of common stock as the Company was in a net loss position for each of the periods presented and preferred stockholders do not participate in losses.

The calculations of shares used to compute basic and diluted net loss per share are as follows:

	Years Ended December 31,		Three Months Ended March 31,
	2012	2013	2013	2014
			(unaudited)
Numerator:
Net loss	$(9,691)	$(14,691)	$(3,086)	$(3,834)
Accretion of preferred stock to redemption value	(541)	(593)	(143)	(156)
Net loss attributable to common shareholders	$(10,232)	$(15,284)	$(3,229)	$(3,990)

Denominator:
Weighted-average ordinary shares outstanding – basic and diluted	122,664	122,668	122,664	122,669
Net loss per share applicable to common shareholders – basic and diluted	$(83.41)	$(124.60)	$(26.32)	$(32.53)

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Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

12. Net Loss per Share (continued)

The Company’s potential dilutive securities, which include stock options, redeemable convertible preferred stock, and warrants to purchase redeemable convertible preferred stock have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common shares outstanding is used to calculate both basic and diluted net loss per share are the same. The following common stock equivalents were excluded from the calculation of diluted net loss per share for the periods indicated because including them would have had an anti-dilutive effect:

	Years Ended December 31,		Three Months Ended March 31,
	2012	2013	2013	2014
			(unaudited)
Options to purchase common shares	106,427	96,608	99,554	—
Preferred share warrants	—	11,715	—	—
Convertible preferred shares (as converted)	2,811,499	2,811,499	2,811,499	2,811,499

Unaudited Pro Forma Net Loss per Share

Upon closing of the Acquisition Agreement, all shares of redeemable convertible preferred stock will automatically convert into 2,811,499 shares of common stock and all warrants to purchase preferred stock will be converted into warrants to purchase common stock. The unaudited pro forma net loss per share, basic and diluted, for the year ended December 31, 2013 and the three month period ended March 31, 2014 has been computed to give effect to the conversion of the redeemable convertible preferred stock to common stock, and the conversion of the warrants to purchase preferred stock, into warrants to purchase common stock, as if such shares had been converted at the beginning of the period or the date of issuance, if later. The unaudited pro forma net loss attributable to common stockholders used in the calculation of unaudited basic and diluted pro forma net loss per share attributable to common stockholders does not include the effects of the accretion to redemption value of the redeemable convertible preferred stock or the gain (loss) on the re-measurement of the warrant liability because it assumes that the conversion of the redeemable convertible preferred stock and the conversion of the warrant to purchase common stock had occurred at the beginning of the period.

33

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

12. Net Loss per Share (continued)

A reconciliation of the numerator and denominator used in the calculation of unaudited pro forma basic and diluted loss per share is as follows:

	Unaudited Pro forma
	Year Ended December 31, 2013	Three Months Ended March 31, 2014
Numerator:
Net loss attributable to common shareholders	$(15,284)	$(3,990)
Accretion of preferred stock to redemption value	593	156
Gain (loss) on warrant revaluation	171	(1,765)
Pro forma net loss attributable to common shareholders	$(14,520)	$(5,559)

Denominator:
Weighted-average number of common shares outstanding – basic	122,668	122,669
Pro forma adjustment for assumed conversion of redeemable convertible preferred stock upon the closing of the Acquisition Agreement	2,811,499	2,811,499
Pro forma weighted-average number of common shares outstanding – basic and diluted	2,934,167	2,934,168

Pro forma net loss per share, basic and diluted	$(4.95)	$(1.91)

34

Corindus, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Amounts as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited

(In thousands, except share and per share amounts)

13. Subsequent Events

On June 11, 2014, the Company entered into a Loan and Security Agreement pursuant to which the lender agreed to make available to the Company $10,000 in the aggregate over two $5,000 secured promissory notes. The initial note was made on June 11, 2014 in an aggregate principal amount equal to $5,000 (the “Initial Promissory Note”) and is repayable over a term of 27 months beginning on July 1, 2015, subsequent to a twelve month interest-only period beginning on July 1, 2014. The Initial Promissory Note bears interest at a rate equal to the greater of (a) 11.25% or (b) 11.25% plus the Wall Street Journal Prime Rate, less 3.25%. Pursuant to the Loan and Security Agreement, an additional $5,000 is available until December 31, 2014 provided that (i) there is no event of default and (ii) the Company closes on a reverse merger or other private equity or convertible preferred subordinated debt financing that raises at least $10,000 (the “New Financing”). An event of default under the Loan and Security Agreement includes, but is not limited to, breach of covenants, insolvency, and occurrence of any default under any agreement or obligation of the Company.

The Loan and Security Agreement also contains covenants which include certain restrictions with respect to subsequent indebtedness, liens, loans and investments, financial reporting obligations, asset sales, share repurchase and other restricted payments, subject to certain exceptions. Further, with the exception of the New Financing, the Company shall not merge or consolidate, or permit any of its subsidiaries to merge or consolidate, with or into any other business organization. Any failure to comply with the covenants of the Loan and Security Agreement would prevent the Company from being able to borrow additional funds and would constitute a default, which could result in, among other things, the amounts outstanding including all accrued interest and unpaid fees, becoming immediately due and payable.

In conjunction with the Loan and Security Agreement, the Company issued to the lender warrants to purchase 7,100 shares of the Company’s Series E Preferred Stock. The warrants are exercisable for a period ending upon the earlier to occur of (i) ten years from the issuance date or (ii) five years after an Initial Public Offering at an exercise price of $35.21 per share.

35